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
PRICING SUPPLEMENT NO. 3 DATED NOVEMBER 13, 2001         REGISTRATION STATEMENT NO. 333-71850
(TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 6, 2001             FILED PURSUANT TO RULE 424(b)(2)
AND PROSPECTUS DATED OCTOBER 25, 2001)
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                     CREDIT SUISSE FIRST BOSTON (USA), INC.
                                MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF NOTES", WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT THE RATE SET FORTH BELOW.

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
Agent:   Credit Suisse First Boston Corporation

Principal Amount:                     265MM                    Optional Conversion:                     N/A

Price To Public:                      100.00%                  Optional Repayment Date:                 Non Call/ Life

Underwriting Discount:                N/A

Percentage To Issuer:                 100.00%                  Business Day Jurisdiction:               New York

Settlement Date                       November 13,2001         Initial Redemption Percentage:           N/A
(Original Issue Date):

Specified Currency:                   US Dollar                Initial Redemption Date:                 N/A

Authorized Denomination:              $1,000 and integral      Annual Redemption                        N/A
                                      multiples thereof        Percentage Reduction:

                                                               Optional Extension of Maturity:

Maturity Date:                        November 15,2004         Form of Note:                            Book Entry

Fixed Rate or Floating Rate Note:     N/A

Initial Interest Rate:                3 MONTH LIBOR

Interest Rate Basis:                  3 MONTH LIBOR

Maximum/Minimum  Interest Rate:       N/A                      Initial Interest Reset Date:             February 15th
                                                               Interest Reset Date(s):
                                                                                                        ,2001
Spread to Index:                      +40 basis points

First Coupon:                         TBD

Interest Payment Date:                Quarterly. Pays the      Specify if Note is indexed,              N/A
                                      15th of each             renewable, dual currency,
                                      February, May, August    amortizing, or OID, if applicable:
                                      and November. Subject
                                      to the modified
                                      business convention.

Interest Determination Date:          Quarterly 2 London       Day Count:                               ACT/360
                                      business days prior
                                      to interest pay date.
                                      Telerate page 3750.
                                                               CUSIP:                                   22541FBT2
First Interest Payment Date:          February 15th,2001

Settlement:                           DTC #355
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                           CREDIT SUISSE FIRST BOSTON